UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

Green Brick Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33530	20-5952523
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

2805 Dallas Parkway, Suite 400 Plano, Texas	75093
(Address of principal	(Zip code)
executive offices)

Registrant’s telephone number, including area code: (469) 573-6755

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Green Brick Partners, Inc. (the “Company”) held its annual meeting of stockholders on May 25, 2016 (the “Annual Meeting”). At the meeting the stockholders voted on the following items:

Proposal 1—Election of Directors

The election of seven directors to hold office until the 2017 annual meeting of stockholders and the due election and qualification of their respective successors, or such nominee’s earlier death, removal or resignation received the following vote:

	Number of Votes
	For	Withheld	Broker Non-Votes
Elizabeth K. Blake	37,076,988	80,111	5,351,766
Harry Brandler	36,838,367	318,732	5,351,766
James R. Brickman	37,070,001	87,098	5,351,766
David Einhorn	36,840,490	316,609	5,351,766
John R. Farris	35,352,352	1,804,747	5,351,766
Kathleen Olsen	35,115,085	2,042,014	5,351,766
Richard S. Press	35,351,126	1,805,973	5,351,766

Each of the seven director nominees received a plurality of the votes cast at the Annual Meeting and were elected as directors of the Company until the 2017 annual meeting of stockholders and the due election and qualification of their respective successors, or such nominee’s earlier death, removal or resignation.

Proposal 2—Advisory Vote on Executive Compensation

The non-binding advisory vote on the compensation of the Company’s named executive officers received the following vote:

Number of Votes
For	Against	Abstain	Broker Non-Votes
37,111,638	38,462	6,999	5,351,766

Proposal 2 was approved by the affirmative vote of holders of a majority of the shares of the Company’s common stock issued, present and voting at the Annual Meeting.

Proposal 3—Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of Grant Thornton LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016 received the following vote:

Number of Votes
For	Against	Abstain
42,450,539	27,728	30,598

Proposal 3 was approved by the affirmative vote of holders of a majority of the shares of the Company’s common stock issued, present and voting at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.

By:	/s/ Richard A. Costello
Name:	Richard A. Costello
Title:	Chief Financial Officer

Date: May 25, 2016